                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                        STRONG CAPITAL MANAGEMENT, INC.,

                                       AND

                            STRONG INVESTMENTS, INC.

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each segregated  asset account of the Company set forth on Schedule
A hereto,  as may be  amended  from  time to time  (each an  "Account"),  Strong
Capital Management,  Inc., ("Strong"),  a Wisconsin corporation and the transfer agent for the investment companies, or series or classes thereof,  identified on
Schedule B to this Agreement  (individually "Fund," collectively  "Funds"),  and
Strong  Investments,  Inc.  ("Distributors"),  a Wisconsin  corporation  and the distributor for the Funds.

         WHEREAS,  the Funds,  or series or classes  thereof,  are registered as open-end  management  investment  companies under the Investment  Company Act of
1940 (the "1940 Act"); and

         WHEREAS,  Strong,  which serves as the transfer agent for the Funds, is duly registered as a transfer agent with the SEC; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the Company intends to purchase shares in the Funds listed in
Schedule  B hereto,  as it may be  amended  from time to time by mutual  written agreement, on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, the Company,
Strong and Distributor agree as follows:

ARTICLE I.  Accounts/Sale of Fund Shares

                  1.1(a).  The Funds or Strong  shall cause each Fund's books to recognize one or more omnibus  accounts in each Fund (each a "Fund Account") for the Accounts,  and neither the Funds nor Strong will maintain  separate accounts for the owners of Contracts as Fund shareholders of record.

                  1.1(b).  Each  Fund  Account  shall be opened  based  upon the information contained in Schedule C to this Agreement, unless Company and Strong mutually  agree to use the National  Securities  Clearing  Corporation  ("NSCC")
Fund/SERV  System  ("Fund/SERV").  If Fund/SERV is to be used, each Fund Account shall be opened following Company's satisfactory  completion and transmission to
Distributors  of the  appropriate  information  through  Fund/SERV  necessary to establish a new Fund Account and Distributors'  receipt of such information.  In connection with each Fund Account,  Company  represents,  warrants and certifies that  it is  authorized  to act on  behalf  of  each  Contract  owner  effecting transactions in the Fund Account in connection with the services  pursuant to an agreement with the owners of the  Contracts,  it is satisfied that the person or persons who signed the Contracts  were, or were themselves  properly  authorized by,  the  owners  of the  Contracts,  and  that  the  Fund  Account  information communicated to Distributors,  including the taxpayer ID number, is accurate and correct.

                  1.1(c).  The Fund shall  designate  each Fund  Account with an account number.  Fund Account numbers shall be the means of identification  when the  parties  are  transacting  in the Fund  Accounts.  The  assets  in the Fund
Accounts  are assets of the  Programs  and are  segregated  from  Company's  own assets.  Strong agrees to cause the Fund Accounts to be kept open on each Fund's books  regardless  of a lack of  activity or small  position  size except to the extent Strong takes specific action to close a Fund Account or to the extent the
Fund's prospectus  reserves the right to close accounts which are inactive or of a small position  size. In the latter two cases,  Strong shall give prior notice to Company before closing a Fund Account.

                  1.1(d).  Subject to Article IX hereof,  Distributors agrees to make  available to the Company for purchase on behalf of the Account,  shares of the Funds on any day the New York Stock  Exchange  ("NYSE")  is open for trading and on which the net asset value of for the  respective  Funds is  calculated (a
"Business Day") pursuant to the rules of the Securities and Exchange  Commission
("SEC"),  such  purchases to be effected at net asset value in  accordance  with
Section 1.3 of this Agreement.  Notwithstanding the foregoing,  (i) funds (other than those listed on Schedule B) in existence now or that may be  established in the future will be made available to the Company only as Strong and Distributors may so provide,  and (ii) Strong and  Distributors  may suspend or terminate the offering  of shares  of any Fund or class  thereof;  provided  that  Strong  and
Distributors agree to treat Company's shareholders no less favorably than Strong
and  Distributors  treat  their  other  retail   shareholders  in  applying  the
provisions of paragraph  1.1(d)(ii).  Company  shall not accept any  conditional orders.  Distributors  may in its sole  discretion  accept  or reject an "as of"
order.  If an "as of"  order is  accepted  by  Distributors,  Company  agrees to indemnify  the  applicable  Fund for any damage to the Fund or its  shareholders caused by the acceptance of such order.

                  1.2. The Distributors  shall redeem, at the Company's request, any full or fractional Fund shares held by the Company on behalf of the Account, such  redemptions  to be effected at net asset value in accordance  with Section
1.3 of this Agreement. Notwithstanding the foregoing, the Distributors may delay redemption  of Fund  shares to the  extent  permitted  by the 1940 Act,  and any rules, regulations or orders thereunder.

                  1.3. PURCHASE AND REDEMPTION PROCEDURES

                           1.3.1 MANUAL TRANSACTIONS.

                           (a)  PURCHASE  AND  REDEMPTION  ORDERS.  Distributors
hereby  appoints  the Company as its agent for the limited  purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with  respect to any Fund shares that may be held in the general  account of the
Company)  for  shares  of  those  Funds  made  available  hereunder,   based  on
allocations of amounts to the Account or subaccounts thereof under the Contracts and other  transactions  relating to the  Contracts or the Account.  Receipt and acceptance of any such request (or relevant transactional  information therefor)
on any  Business Day by the Company as such  limited  agent of the  Distributors prior to the close of trading on the NYSE (i.e.,  4:00 p.m. Eastern Time, unless the NYSE closes at an earlier  time in which case such earlier time shall apply)
(the "Trade Date") shall  constitute  receipt and acceptance by the Distributors on that same Business Day, provided that the Company  communicates such purchase and redemption  requests to Distributors by 10:00 a.m.  Eastern Time on the next following Business Day. This communication  shall be by electronic  transmission through direct access to Strong's recordkeeping system,  telephone, or facsimile
(or by such  other  means  as the  parties  to this  Agreement  may  agree to in writing).

                           (b)      SETTLEMENT OF TRANSACTIONS.

                                    (i) The Company shall pay for shares of each
Fund on the same  Business Day that it notifies the  Distributors  of a purchase request for such Fund  shares.  Payment for Fund shares shall be made in federal funds  transmitted to the custodian for the Fund or other  designated  person by wire  to be  received  by  1:00  p.m.  Eastern  Time  on the  Business  Day  the
Distributors  is  notified of the  purchase  request  for such Fund  shares,  or
Distributors  shall be  provided  with the Federal  Funds wire system  reference number  prior  to such  1:00  p.m.  deadline  evidencing  the  entry of the wire transfer of the  purchase  price to the  applicable  custodian  into the Federal
Funds  wire  system  prior to such  time (  unless  the  Distributors  otherwise determines  and so  advises  the  Company to delay the date of  payment,  to the extent the  Distributors may do so under the 1940 Act). If federal funds are not received on time, at the option of Distributors, (i) the purchase request may be canceled, or (ii) late funds will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly reimburse, indemnify  and hold harmless  Strong and  Distributors  for any charges,  costs, fees,  interest  or  other  expenses  incurred  by  Strong  or  Distributors  in connection  with any  advances  to, or borrowing  or  overdrafts  by,  Strong or
Distributors,  or any other expenses  incurred by Strong or  Distributors,  as a result of such purchase request,  but in no event shall such amounts include any special or consequential  damages.  Upon receipt of federal funds so wired, such funds shall cease to be the  responsibility  of the Company and shall become the responsibility of the Fund.

                                    (ii) Distributors shall use its best efforts
to cause payment,  in federal funds,  for Fund shares redeemed by the Account or the  Company,  the  requests  for which have been  provided to  Distributors  in accordance  with Section  1.3.1(a),  to be transmitted by wire to the Company or any other  designated  person by 1 p.m.  Eastern  Time on the next  Business Day following the Trade Date, except that  Distributors  reserves the right to delay payment of redemption  proceeds to the extent  permitted  under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Funds as described in the then-current prospectus.

                           1.3.2 FUND/SERV  TRANSACTIONS.  If the parties choose
to use Fund/SERV, the provisions of this Section 1.3.2 shall apply:

                           (a)      PURCHASE AND REDEMPTION ORDERS.

                                    (i) On  each  Business  Day,  Company  shall
aggregate  all  purchase  and  redemption  orders  for  shares of a Fund that it received  prior to the close of trading on the NYSE  (i.e.,  4:00 p.m.,  Eastern
Time,  unless the NYSE closes at an earlier time in which case such earlier time shall apply).  Company shall  communicate to Distributors by 5 a.m. Eastern Time on the next Business Day, via Fund/SERV,  the purchase or redemption  orders for each Fund Account (if any) that it received prior to the close of trading on the previous Business Day. Any orders received by Company after the close of trading on a  Business  Day  shall not be  transmitted  to NSCC  prior to the  following
Business Day. All trades  communicated  to  Distributors in accordance with this paragraph  shall  be  treated  by  Distributors  as if  they  were  received  by
Distributors prior to the close of trading on the Trade Date;

                                    (ii) All orders are subject to acceptance by
Distributors  and  become  effective  only upon  confirmation  by  Distributors.
Distributors  reserves the right (aa) not to accept any  specific  order for the purchase  or  exchange  of shares  through  Fund/SERV,  and (bb) to require  any redemption  order to be settled  outside of  Fund/SERV,  in which case the order shall not be  "confirmed"  by  Distributors,  but rather  shall be accepted  for redemption in accordance with Section 1.3.1(a) and (b);

                           (b)  SETTLEMENT  OF  TRANSACTIONS.  All trades placed
through  Fund/SERV and confirmed by  Distributors  via Fund/SERV shall settle in accordance with Distributors' profile within Fund/SERV applicable to Company;

                  1.4.  Distributors  shall use its best efforts to make the net asset  value  per  share for each Fund  available  to the  Company  by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Fund is calculated, and shall  ensure that such net asset value is  calculated  in  accordance  with the
Fund's prospectus.

                  1.5. PRICE ERROR:

                  (a)  NOTIFICATION.  If an adjustment is required in accordance with a Fund's  then  current  policies  on  reimbursement  ("Fund  Reimbursement
Policies")  to correct  any error in the  computation  of the net asset value of
Fund shares ("Price Error"), Strong or Distributors shall notify Company as soon as  practicable  after  discovering  the  Price  Error.  Notice  may be made via facsimile or via direct or indirect systems access and shall state the incorrect price,  the  correct  price  and,  to the  extent  communicated  to  the  Fund's shareholders, the reason for the price change.

                  (b)  UNDERPAYMENTS.  If a Price  Error  causes an  Account  to receive  less than the amount to which it  otherwise  would have been  entitled,
Strong shall make all necessary  adjustments  (subject to the Fund Reimbursement
Policies)  so that the Account  receives  the amount to which it would have been entitled.

                  (c)  OVERPAYMENTS.  If a Price  Error  causes  an  Account  to receive  more than the amount to which it  otherwise  would have been  entitled,
Company,  when  requested by Strong (in accordance  with the Fund  Reimbursement
Policies),  will use its best  efforts to collect  such excess  amounts from the applicable Owners.

                  (d)  FUND  REIMBURSEMENT  POLICIES.  Strong  agrees  to  treat
Company's customers no less favorably than Strong treats its retail shareholders in applying the provisions of paragraphs 1.5(b) and 1.5(c).

                  1.6.  The  Distributors  shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Fund shares by the  record  date,  but in no event  later  than 6:30 p.m.  Eastern  Time on the ex-dividend  date.  The  Company,  on its behalf  and on behalf of the  Account, hereby elects to receive all such dividends and  distributions as are payable on any Fund  shares in the form of  additional  shares of that  Fund.  The  Company reserves the right,  on its behalf and on behalf of the Account,  to revoke this election and to receive all such  dividends  and capital gain  distributions  in cash. The  Distributors  shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

                  1.7.  Issuance  and  transfer of Fund shares  shall be by book entry only. Share certificates will not be issued to the Company or the Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

                  1.8.     (a) The   parties   hereto   acknowledge   that   the
arrangement  contemplated by this Agreement is not exclusive;  the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                           (b) The  Company  shall not,  without  prior  written
notice to Strong and  Distributors  take any action to operate  the Account as a management investment company under the 1940 Act.

                           (c) The Company shall not induce  Contract  owners to
change or modify the Fund or change the Fund's investment adviser.

                           (d) The Company and its designee  shall not recommend
action in connection  with, or oppose or interfere  with,  the  solicitation  of proxies for the Fund shares held for Owners.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

                  2.1. The Company  represents  and warrants  that the Contracts
(a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933
Act or will be offered exclusively in transactions that are properly exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act. The Company further represents and warrants that it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on its  behalf is duly  authorized  and  empowered  to  execute  and  deliver  this
Agreement.  The Company  further  represents  and warrants  that this  Agreement constitutes its legal, valid and binding  obligation,  enforceable against it in accordance with its terms.  The Company further  represents and warrants that no consent or  authorization  of, filing with, or other act by or in respect of any governmental  authority is required in connection with the execution,  delivery, performance,  validity or enforceability of this Agreement.  The Company further represents  and warrants that the  execution,  performance  and delivery of this
Agreement  shall not result in it violating any  applicable  law or breaching or otherwise impairing any of its contractual obligations.

                  2.2. Strong and  Distributors  represent and warrant that Fund shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in compliance  with  applicable state and  federal  securities  laws and that the  Funds  are and  shall  remain
registered  under  the  1940  Act.  Strong  or  Distributors   shall  amend  the
registration statement for the Funds' shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous  offering of its shares.  Strong or Distributors shall register and qualify the Funds' shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Funds.

                  2.3. Strong  represents that the Funds are lawfully  organized and  validly  existing  under  the laws of the  State  of  their  incorporation, respectively,  and that the Funds do and will  comply in all  material  respects with the 1940 Act.

                  2.4. Strong represents and warrants that it is registered as a transfer agent with the SEC.

                  2.5.  The  Distributors  and Strong  represent  and warrant on behalf of themselves  and on behalf of the Funds,  that all of their  respective trustees/directors,  officers,  employees,  and other  individuals  or  entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                  2.6.  The  Company  represents  and  warrants  that all of its directors,  officers,  employees,  and other  individuals/entities  employed  or controlled  by the  Company  dealing  with the money  and/or  securities  of the
Account  are  covered by a blanket  fidelity  bond or similar  coverage  for the benefit of the  Account,  in an amount not less than $5 million.  The  aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

                  2.7.  COMPLIANCE WITH LAWS.  Company,  Distributors and Strong
represent and warrant that each shall comply, in all material respects, with all
laws,  rules  and  regulations   applicable  to  them  in  connection  with  the
performance of each of their  respective  obligations  under this Agreement,  or applicable to the performance of each of their respective businesses.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

                  3.1. Strong or Distributors shall provide the Company,  to the extent  required by applicable  law, in bulk,  at a single  address with as many printed  copies of the  current  prospectus,  current  Statement  of  Additional
Information ("SAI"),  supplements,  proxy statements,  and annual or semi-annual reports  of each Fund (for  distribution  to  Contract  owners  as  required  by applicable  law) as the  Company may  reasonably  request to deliver to existing
Contract  owners.  If requested by the Company in lieu thereof,  the Company may receive a  "camera-ready"  copy of such  documents as set in type, a diskette in the form sent to the financial  printer,  or an electronic copy of the documents in a format  suitable for posting on the Company's  website,  all as the Company may  reasonably  request;  provided  that  Distributors  has the  capability  of transmitting such materials in such formats; and provided that in no event shall the cost associated with providing the materials in such formats exceed the cost
Strong or  Distributors  would have incurred had such materials been provided in print form.  Company agrees to distribute  such documents  exactly in the format provided by Strong or  Distributors.  In particular,  if such documents  contain information  regarding registered investment companies other than the Funds, the entire  document  shall be  distributed  unless  Strong or  Distributors  agrees
otherwise.   The  expenses   associated   with  printing  and   providing   such
documentation shall be as set forth in Article V.

                  3.2.  With regard to a Fund proxy,  the parties  agree to work together,  and shall put forth their best efforts to facilitate the solicitation and tabulation of voting  instructions  from Contract owners.  Company shall, so long as,  and to the  extent  the SEC  continues  to  interpret  the 1940 Act to require pass-through voting privileges for variable contract owners,  follow one of the two procedures outlined below:

                  (a) If the Company chooses to solicit the vote, Company shall, in a timely fashion, provide a list of Contract owners with value allocated to a
Fund as of the  record  date  to a proxy  service  mutually  agreed  upon by the parties, and shall:

                      (i)  solicit  voting   instructions   from  owners  of  or
participants in the Contract;

                      (ii) vote the Fund shares in accordance with
instructions received from owners of or participants in the Contract; and

                      (iii) vote Fund shares for which no instructions have been received  in the  same  proportion  as  Fund  shares  of  such  Fund  for  which instructions have been received.

                  (b) If the  Company  chooses  to work  with the  Fund's  proxy service,  the Company  shall,  in a timely  fashion,  provide a list of Contract owners  with  value  allocated  to a Fund as of the  record  date to  Strong  or
Distributors  or its agent in order to  facilitate  the Fund's  solicitation  of voting  instructions  from Contract owners.  The Company shall also provide such other information to Strong or Distributors as is reasonably  necessary in order for Strong or Distributors to properly tabulate votes for Fund proxies.

                  (c) The expenses  associated with printing,  distribution  and tabulation of proxies shall be as set forth in Article V.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

                  4.1.  The  Company  shall  furnish,   or  shall  cause  to  be
furnished,  to Strong and Distributors,  each piece of sales literature or other promotional  material  that  the  Company  develops  and  in  which  the  Funds,
Distributors  or Strong is named.  No such material shall be used until approved by Strong and  Distributors,  and Strong  and  Distributors  will use their best efforts to review such sales literature or promotional  material within five (5)
Business Days after receipt of such material.  Neither  Strong nor  Distributors shall review the  materials  for  compliance  with  applicable  law.  Strong and
Distributors  reserve the right to reasonably object to the continued use of any
such  sales  literature  or  other   promotional   material  in  which  a  Fund,
Distributors or Strong is named, and no such material shall be used if Strong or
Distributors so objects.

                  4.2. The Company  shall not give any  information  or make any representations  concerning  the Funds or Strong or  Distributors  in connection with the sale of the Contracts  other than the  information  or  representations contained in the  registration  statement or prospectus or SAI for each Fund, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy  statements for the Funds, or in sales literature or other  promotional  material  approved by Strong and Distributors, except with the permission of Strong and Distributors.

                  4.3. The  Distributors  and Strong,  or their designee,  shall furnish,  or  cause  to be  furnished,  to the  Company,  each  piece  of  sales literature  or other  promotional  material  that it  develops  and in which the
Company,  and/or the Account,  is named.  No such  material  shall be used until approved by the  Company,  and the Company  will use its best  efforts to review such sales  literature  or  promotional  material  within five (5) Business Days after  receipt of such  material.  The Company  reserves the right to reasonably object to the  continued use of any such sales  literature or other  promotional material in which the Company and/or its Account is named,  and no such material shall be used if the Company so objects.

                  4.4. Strong and Distributors shall not give any information or make any representations on behalf of the Company or concerning the Company, the
Account,  or  the  Contracts  other  than  the  information  or  representations contained  in a  registration  statement,  prospectus  (which  shall  include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not  registered  under the 1933 Act), or SAI for the  Contracts,  as such registration statement,  prospectus,  or SAI may be amended or supplemented from time to time,  or in  published  reports for the  Account  which are in the public domain or approved by the Company for distribution to Contract owners, or in sales  literature  or other  promotional  material  approved by the  Company, except with the permission of the Company.

                  4.5.  Strong or  Distributors  will  provide to the Company at least one complete  copy of all  registration  statements,  prospectuses,  SAIs, reports,  proxy statements,  sales literature and other  promotional  materials, applications for exemptions,  requests for no-action letters, and all amendments to any of the above, that relate to the Funds, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

                  4.6.  The Company will  provide to Strong and  Distributor  at least one complete  copy of all  registration  statements,  prospectuses  (which shall include an offering  memorandum,  if any, if the  Contracts  issued by the
Company or  interests  therein  are not  registered  under the 1933 Act),  SAIs, reports,  solicitations  for voting  instructions,  sales  literature  and other promotional  materials,  applications  for  exemptions,  requests for  no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Distributors and Strong any complaints received from the Contract owners pertaining to the Funds.

                  4.7. Strong and Distributors  will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and of any material change in a Fund's registration statement,  particularly any change resulting in a change to the registration statement or prospectus for any
Account.

ARTICLE V.  Fees and Expenses

                  5.1.  Strong  and  Distributors  shall see to it that all Fund shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if  and to the  extent  deemed  advisable  by the  Fund,  in
accordance  with  applicable   state  laws  prior  to  their  sale.   Strong  or
Distributors   shall,  as  applicable,   bear  the  expenses  for  the  cost  of
registration and  qualification of the Funds' shares,  preparation and filing of the Funds'  prospectus  and  registration  statement,  SAI,  and annual and semi annual  reports  and the  expense of  printing  and  providing  (subject  to the limitation on costs set forth in Section 3.1) such materials to Company.

                  5.2. The Company shall bear the expenses of  distributing  the prospectuses, SAI, and the annual and semi annual reports regarding the Funds to shareholders (whether for existing or prospective Contract owners).

                  5.3. With regard to a Fund proxy, the expenses associated with printing  proxy  materials,  distributing  proxy  materials  to  Company  and/or
Contract owners (as applicable), and the expenses associated with tabulating the proxy votes shall be borne by the Fund, Strong or Distributor (as applicable).

                  5.4.  The  Company  shall  bear the  expense of  printing  and distributing  the  prospectus  for the  Contracts  for  use  with  existing  and prospective Contract owners, and all costs associated with a Contract proxy. The
Company shall bear the expenses  incident to  (including  the costs of printing)
sales literature and other promotional material that the Company develops and in which a Fund, Strong and/or Distributors are named.

ARTICLE VI.  QUALIFICATION

                  Distributors,  on behalf of the Funds,  represent  and warrant that each Fund is or will be qualified as a regulated  investment  company under
Subchapter M of the Internal  Revenue  Code of 1986,  as amended (the  "Internal
Revenue  Code,")  and that each Fund will  maintain  such  qualification  (under
Subchapter M or any successor or similar  provisions) and that Distributors will notify the Company immediately upon having a reasonable basis for believing that any Fund has  ceased to so  qualify or that any Fund might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

7.1.     INDEMNIFICATION BY THE COMPANY

                 7.1(a).  The Company agrees to indemnify and hold harmless each of the  Funds,  Distributors  and  Strong  and  each of its  trustees/directors, officers  and  affiliates,  and each  person,  if any,  who controls the Fund or
Strong  within the meaning of Section 15 of the 1933 Act or who is under  common control with the Fund or Strong  (collectively,  the  "Indemnified  Parties" for purposes of this  Section  7.1)  against any and all  losses,  claims,  damages, liabilities  (including  amounts paid in settlement  with the written consent of the Company) or litigation  (including legal and other  expenses),  to which the
Indemnified  Parties  may become  subject  under any statute or  regulation,  at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (i)  arise  out  of or  are  based  upon  any  untrue
statement or alleged  untrue  statements of any material  fact  contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered  under the 1933 Act), or SAI for the Contracts or contained in the  Contracts or sales  literature  for the  Contracts  (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission or the  alleged  omission  to state  therein a material  fact required to be stated  therein or necessary to make the  statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any
Indemnified  Party if such  statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity with information  furnished to the  Company  by or on behalf of the  Distributors  or Strong  for use in the registration statement,  prospectus or SAI for the Contracts or in the Contracts or sales  literature  (or any amendment or  supplement)  or otherwise for use in connection with the sale of the Contracts, or

                           (ii)  arise  out of or as a result of  statements  or
representations  by or on  behalf  of the  Company  (other  than  statements  or representations  contained in the registration  statement,  prospectus,  SAI, or sales  literature  of a Fund not  supplied by the  Company or persons  under its control) or wrongful  conduct of the Company or its agents or persons  under the
Company's  authorization or control, with respect to the sale or distribution of the Contracts, or

                           (iii)  arise out of any untrue  statement  or alleged
untrue  statement  of a material  fact  contained in a  registration  statement, prospectus,  SAI,  or sales  literature  of a Fund or any  amendment  thereof or supplement  thereto or the  omission  or  alleged  omission  to state  therein a material fact required to be stated  therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information  furnished to Strong or Distributors by or on behalf of the Company;
or

                           (iv) arise as a result of any material failure by the
Company to provide the  services  and furnish the  materials  under the terms of this Agreement;

                           (v) arise out of or result from any  material  breach
of any  representation  and/or warranty made by the Company in this Agreement or arise out of or result from any other  material  breach of this Agreement by the
Company; or

                           (vi)  arise out of, or as a result of,  adherence  by
Strong  or  Distributors  to  instructions  that  it  reasonably  believes  were originated  by  authorized  agents of  Company.  For  purposes  of Section  7.1,
"authorized  agents  of the  Company"  shall  mean any  individual  set forth in
Schedule C, as it may be amended from time to time.

as limited by and in accordance with the provisions of Sections 7.1(c)and 7.1(d)
hereof.

                  7.1(b).  If the  parties  choose  to use  Fund/SERV,  then  in consideration  for the  establishment  of the Fund Accounts without the physical delivery of properly executed account  applications and the authorization of the purchase and redemption of non-certificated  shares of any of the Funds for Fund
Accounts  through  Fund/SERV  without the  delivery of a properly  executed  and guaranteed  stock  power  or other  power of  attorney,  Company  shall  further indemnify  and hold  harmless  Indemnified  Parties from and against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees)
("Losses")  that may arise from the  establishment  of the Fund  Accounts  or in connection  with any orders for the purchase,  exchange or sale of shares of the
Funds  communicated by Company or its agents by way of Fund/SERV.  Company shall also  reimburse  Strong,  the  Funds  and  Distributors  for any  legal or other expenses  reasonably  incurred  by  them in  connection  with  investigating  or defending  against such Losses.  This indemnity  agreement is in addition to any other liability which Company may otherwise have.

                  7.1(c).   The   Company   shall  not  be  liable   under  this
indemnification provision (including Section 7.1(b)) with respect to any losses, claims,  damages,  liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful  misfeasance, bad faith, or gross  negligence in the performance of such  Indemnified  Party's duties  or by reason  of such  Indemnified  Party's  reckless  disregard  of its obligations or duties under this Agreement.

                  7.1(d).   The   Company   shall  not  be  liable   under  this
indemnification  provision with respect to any claim made against an Indemnified
Party unless such  Indemnified  Party shall have notified the Company in writing within a reasonable  time after the summons or other first legal process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                  7.1(e).  The  Indemnified  Parties  will  promptly  notify the
Company of the  commencement  of any litigation or  proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

                  7.2. INDEMNIFICATION BY STRONG AND DISTRIBUTORS

                  7.2(a).  Strong and  Distributors  agree to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who  controls the Company  within the meaning of Section 15 of the 1933 Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Strong) or litigation (including legal and other  expenses) to which the  Indemnified  Parties may become subject under any statute or regulation,  at common law or otherwise,  insofar as such losses, claims,  damages,  liabilities  or expenses  (or actions in respect  thereof) or settlements:

                           (i)  arise  out  of or  are  based  upon  any  untrue
statement or alleged  untrue  statement of any  material  fact  contained in the registration  statement or prospectus  or SAI or sales  literature of a Fund (or any  amendment or supplement  to any of the  foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated  therein or necessary to make the  statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any
Indemnified  Party if such  statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity with information  furnished to  Strong  or  Distributors  by or on  behalf  of the  Company  for  use in the registration  statement,  prospectus or SAI for the Funds or in sales literature
(or any amendment or  supplement)  or otherwise  for use in connection  with the sale of the Contracts or Fund shares; or

                           (ii)  arise  out of or as a result of  statements  or
representations  by or on  behalf of the  Distributors  or  Strong  (other  than
statements  or   representations   contained  in  the  registration   statement,
prospectus,  SAI or sales  literature  for the  Contracts  not  supplied  by the
Distributors or Strong) or wrongful conduct of Strong or the  Distributors  with respect to the sale or distribution of the Contracts or Fund shares; or

                           (iii)  arise out of any untrue  statement  or alleged
untrue  statement  of a material  fact  contained in a  registration  statement, prospectus,  SAI or sales  literature  covering the Contracts,  or any amendment thereof or  supplement  thereto,  or the  omission or alleged  omission to state therein a material fact  required to be stated  therein or necessary to make the statement or statements  therein not  misleading,  if such statement or omission was made in reliance upon  information  furnished to the Company by or on behalf of Strong or the Distributors; or

                           (iv)  arise  as  a  result  of  any  failure  by  the
Distributors or Strong to perform its obligation and furnish the materials under the terms of this Agreement (including a failure of the Distributors,  on behalf of the Funds,  whether  unintentional  or in good faith or otherwise,  to comply with the  diversification  and other  qualification  requirements  specified  in
Article VI of this Agreement); or

                           (v) arise out of or result from any  material  breach
of any  representation  and/or  warranty  made by or on  behalf of Strong or the
Distributors in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of Strong or the Distributors;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                  7.2(b). Strong and Distributors shall not be liable under this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such  Indemnified  Party's  reckless  disregard of its obligations and duties  under this  Agreement  or to the Company or the  Account,  whichever  is applicable.

                  7.2(c). Strong and Distributors shall not be liable under this indemnification  provision with respect to any claim made against an Indemnified
Party  unless  such  Indemnified  Party  shall  have  notified  Strong  and  the
Distributors  in writing  within a  reasonable  time after the  summons or other first legal  process  giving  information  of the nature of the claim shall have been served upon such Indemnified  Party (or after such Indemnified  Party shall have received  notice of such service on any designated  agent),  but failure to notify Strong and  Distributors  of any such claim shall not relieve  Strong and
Distributors  from any  liability  which it may  have to the  Indemnified  Party against  whom  such  action  is  brought  otherwise  than  on  account  of  this indemnification  provision.  In case any such  action  is  brought  against  the
Indemnified Party,  Strong and Distributors will be entitled to participate,  at their own expense, in the defense thereof. Strong and Distributors also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action. After notice from Strong and Distributors to such party of Strong's or Distributors'  election to assume the defense thereof,  the
Indemnified  Party shall bear the fees and  expenses of any  additional  counsel retained  by it, and Strong  and  Distributors  will not be liable to such party under this  Agreement for any legal or other expenses  subsequently  incurred by such party  independently  in  connection  with the defense  thereof  other than reasonable costs of investigation.

                  7.2(d).  The  Company  agrees  promptly  to notify  Strong and
Distributors of the commencement of any litigation or proceedings  against it or any of its officers or directors in connection  with the issuance or sale of the
Contracts or the operation of the Account.

ARTICLE VIII.  APPLICABLE LAW

                  8.1.  This  Agreement  shall be construed  and the  provisions hereof  interpreted  under  and in  accordance  with  the  laws of the  State of
Wisconsin, without regard to the conflict of laws provisions thereof.

                  8.2. This Agreement  shall be subject to the provisions of the
1933 and  1940  Acts as well as the  Exchange  Act of 1934,  and the  rules  and regulations  and  rulings  thereunder,  including  such  exemptions  from  those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

                  9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

                  (a) termination by any party,  for any reason,  by ninety (90)
days advance written notice delivered to the other parties; or

                  (b)  termination by the Company by written notice to the other parties based upon the Company's  determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; or

                  (c)  termination by the Company by written notice to the other parties in the event any of the Funds' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                  (d)  termination  by the  Distributors  or Strong in the event that formal administrative proceedings are instituted against the Company by the
National  Association  of Securities  Dealers,  Inc. (the "NASD"),  the SEC, the
Insurance  Commissioner  or like  official of any state or any other  regulatory body regarding the Company's  duties under this Agreement or related to the sale of the  Contracts,  the operation of any Account,  or the purchase of the Funds'
shares;  provided,  however,  that the Distributors or Strong determine in their sole judgment exercised in good faith, that any such administrative  proceedings will have a material  adverse  effect upon the ability of the Company to perform its obligations under this Agreement; or

                  (e)  termination  by the  Company  in the  event  that  formal administrative  proceedings are instituted against the Distributors or Strong by the  SEC or any  state  securities  department  or any  other  regulatory  body;
provided, however, that the Company determines in its sole judgment exercised in good  faith,  that any such  administrative  proceedings  will  have a  material adverse  effect  upon the ability of the  Distributors  or Strong to perform its obligations under this Agreement; or

                  (f)  termination by the Company by written notice to the other parties in the event that any Fund ceases to qualify as a  regulated  investment company  under  Subchapter  M of the Internal  Revenue  Code of 1986,  or if the
Company  reasonably  believes that any such  Portfolio may fail to so qualify or comply; or

                  (g)  termination  by  either  the  Distributors  or  Strong by written notice to the other parties,  if either one or both the Distributors and
Strong, respectively,  shall determine, in their sole judgment exercised in good faith,  that the Company has suffered a material adverse change in its business, operations,  financial condition,  or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (h)  termination by the Company by written notice to the other parties, if the Company shall determine,  in its sole judgment exercised in good faith, that the Distributors or Strong has suffered a material adverse change in its business,  operations,  financial  condition or prospects  since the date of this Agreement or is the subject of material adverse publicity; or

                  (i)  termination by the Company upon any  substitution  of the shares of another  investment  company or series thereof for shares of a Fund in accordance with the terms of the Contracts,  provided that the Company has given at least 45 days prior written notice to the Distributors and Strong of the date of substitution.

                  (j)  notwithstanding  the  foregoing,  this  Agreement  may be terminated  by any  party at any time by  giving  written  notice  to the  other parties  at such time as any party  ceases to  participate  in  Fund/SERV  or no longer has direct or indirect access to the NSCC's Networking  System;  provided that the parties no longer agree to transact manually.  The parties  acknowledge that certain Funds may only be available  through  Fund/SERV.  In the event that any party ceases to participate in Fund/SERV or no longer has direct or indirect access to the NSCC's Networking System and the parties continue the Agreement by transacting manually, such Funds will not be available as investment options.

                  (k)  Company  takes any  action to  operate  the  Account as a management investment company under the 1940 Act, whereupon this Agreement shall automatically  terminate  upon the  happening  of such  event,  and  Strong  and
Distributors obligations under this Agreement shall terminate at that time.

                  9.2. Notwithstanding any termination of this Agreement, except for  termination in accordance  with Section  9.1(k),  each party's  obligations shall survive until no Active  Interests  (i.e.,  a Contract  owner that holds a positive dollar balance as of the last day of the prior month) are maintained in the Fund Accounts;  provided,  however, that (i) Strong shall have no obligation to open new Fund  Accounts,  and (ii) Strong's  obligation to pay the Fees shall survive  for a period  no  longer  than one  year  from the date of  termination
(unless termination is the result of an event described in Sections 9.1 (d), (g)
or (k), in which case  Strong's  obligation  to pay the Fees shall end as of the date  of such  termination).  Notwithstanding  the  foregoing,  nothing  in this
Section 9 obligates a Fund to continue in existence.

                  9.3  Notwithstanding  any termination of this Agreement,  each party's  obligation  under  Article VII to  indemnify  the other  parties  shall survive.

ARTICLE X.  NOTICES

                  Any notice shall be sufficiently given when sent by registered or  certified  mail to the other  party at the  address  of such party set forth below or at such other  address  as such party may from time to time  specify in writing to the other party.

         If to the Company:          Security Benefit Life Insurance Company
                                     Attention General Counsel
                                     700 SW Harrison
                                     Topeka, Kansas 66636 - 0001
                                     Facsimile No.: 785/431-3080

         If to the Distributors:     Strong Investments, Inc.
                                     100 Heritage Reserve
                                     Menomonee Falls, WI  53051
                                     Attention: General Counsel
                                     Facsimile No.:  414/359-3948

         If to Strong:               Strong Capital Management, Inc.
                                     100 Heritage Reserve
                                     Menomonee Falls, WI  53051
                                     Attention: General Counsel
                                     Facsimile No.:  414/359-3948

ARTICLE XI.  MISCELLANEOUS

                  11.1 All persons dealing with the Fund must look solely to the property of the respective Funds listed on Schedule B hereto as though each such
Fund had separately  contracted  with the Company and Strong for the enforcement of any  claims  against a Fund.  The  parties  agree  that  neither  the  board, officers,  agents or shareholders  of the Fund assume any personal  liability or responsibility for obligations entered into by or on behalf of the Fund.

                  11.2 In no way shall the  provisions of this  Agreement  limit the authority of any Fund,  Strong or  Distributors to take any action as it may deem  appropriate  or advisable in connection  with all matters  relating to the operation  of  such  Fund  and the  sale  of its  shares.  In no way  shall  the provisions of this  Agreement  limit the authority of Company to take any action as it may deem  appropriate or advisable in connection with all matters relating to the  provision of  services,  as defined in the  Services  Agreement,  or the shares of funds other than the Funds offered to the owners of Contracts.

                  11.3  Confidentiality.  Each  party  agrees  to take all steps necessary to comply with all applicable laws, rules and regulations  (including, without  limitation,  the Securities  and Exchange  Commission  Regulation  S-P)
protecting  the privacy of consumer  nonpublic  personal  financial  information disclosed  to each party under this  Agreement  ("Consumer  Information").  Each party agrees not to disclose or use Consumer Information other than to carry out the purposes for which such  Consumer  Information  is disclosed or as otherwise permitted by law.

                  11.4  Unless  expressly  set  forth  to the  contrary  in this
Agreement,  all  expenses  incident  to the  performance  by each  party  of its respective duties under this Agreement shall be paid by that party.

                  11.5 Except for the limited  purpose  provided in Section 1.3, it is understood  and agreed that the Company and its designees  shall be acting as an  independent  contractor  and  not as an  employee  or  agent  of  Strong,
Distributors  or the Funds,  and none of the parties shall hold itself out as an agent of any other  party with the  authority  to bind such  party.  Neither the execution  nor  performance  of this  Agreement  shall  be  deemed  to  create a partnership  or joint  venture by and among any of the Company,  any  designees,
Funds, Strong, or Distributors.

                  11.6  The  captions  in  this   Agreement   are  included  for
convenience  of  reference  only and in no way  define or  delineate  any of the provisions hereof or otherwise affect their construction or effect.

                  11.7 This Agreement may be executed  simultaneously  in two or more  counterparts,  each of which taken together  shall  constitute one and the same instrument.

                  11.8 If any provision of this Agreement  shall be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

                  11.9 Each party hereto shall  cooperate  with each other party and all appropriate  governmental  authorities (including without limitation the
SEC, and the NASD) and shall permit such  authorities  reasonable  access to its books and records in connection with any  investigation  or inquiry  relating to this Agreement or the transactions contemplated hereby.

                  11.10 The rights,  remedies and obligations  contained in this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

                  11.11 This  Agreement  or any of the  rights  and  obligations hereunder may not be assigned by any party without the prior written  consent of all parties hereto.

                  11.12  No  provision  of this  Agreement  shall  be  modified, amended or waived  except in writing  and only when signed by all of the parties to this Agreement.  Notwithstanding  anything in this Agreement to the contrary,
Strong may  unilaterally  amend  Schedule B to this  Agreement to add additional investment  companies,  or series or classes thereof,  ("New Funds") as Funds by sending to Company a written notice of the New Funds and indicating  therein the fees to be paid to Company with respect to the Services  provided in  connection with such New Funds.  However,  Company has no  obligation to offer New Funds in the Contracts.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life                    By its authorized officer
Insurance Company                                 KALMAN BAKK
                                                  -------------------------
                                         By:      Kalman Bakk
                                         Title:   Senior Vice President

Strong Investments, Inc.                 By its authorized officer
                                                  CONSTANCE R. WICK
                                                  -------------------------
                                         By:      Constance R. Wick
                                         Title:   Assistant Secretary

Strong Capital Management, Inc.          By its authorized officer
                                                  ROBERT G. UECKER, JR.
                                                  -------------------------
                                         By:      Robert G. Uecker, Jr.
                                         Title:   Assistant Executive Vice
                                                  President and Assistant
                                                  Secretary

                                                              July 1, 2001

                                   SCHEDULE A

                  ACCOUNT(S)                        CONTRACT(S)

SBL VARIABLE ANNUITY ACCOUNT XIV                     V6029

                                   SCHEDULE B

FUND(S)

STRONG GROWTH & INCOME FUND - ADVISOR CLASS

STRONG GROWTH 20 FUND - ADVISOR CLASS

STRONG  ADVISOR  SMALL  CAP  VALUE  FUND - LOAD
WAIVED A

STRONG OPPORTUNITY FUND - ADVISOR CLASS

                         EXHIBIT C--ACCOUNT INFORMATION

   (FOR ACCOUNTS TO HAVE DIVIDENDS AND CAPITAL GAINS REINVESTED AUTOMATICALLY)

1.   Entity in whose name each          Security Benefit Life Insurance Company
      Account will be opened:           SBL Variable Annuity Account XIV
     Mailing address:                   Attn: Finance Department
                                        700 Harrison
                                        Topeka, KS  66636

2.   Employer ID number (FOR INTERNAL USE ONLY):480409770

3.   Authorized contact persons:  The following persons are authorized on behalf of Security to effect transactions in each Account:

Name:     Wendy Katsbulas                    Phone: (785) 431-3089
Name:     Cathy Ward                         Phone: (785) 431-3512
Name:     Lisa Young                         Phone: (785) 431-3267
Name:     Tammy Brownfield                   Phone: (785) 431-3279

4.   Will the Accounts have telephone exchange?     ____ Yes            __X_ No
     (THIS OPTION LETS SECURITY REDEEM SHARES BY TELEPHONE AND APPLY THE PROCEEDS
     FOR PURCHASE IN ANOTHER IDENTICALLY REGISTERED ACCOUNT.)

5.   Will the Accounts have telephone redemption?   ____ Yes            __X_ No
     (THIS  OPTION LETS SECURITY SELL SHARES BY TELEPHONE.  THE PROCEEDS WILL BE
     WIRED TO THE BANK ACCOUNT SPECIFIED BELOW.)

6.   All dividends and capital gains will be reinvested automatically.

7.   Instructions for all outgoing
     wire transfers:                   UMB Bank, n.a.
                                       Account #9870848783
                                       ABA # 101000695
                                       Security Benefit Life Operating A Account
                                       Kansas, City, MO

8.   COMPANY CERTIFIES UNDER PENALTY OF PERJURY THAT:

         (i) THE NUMBER SHOWN ON THIS FORM IS THE CORRECT EMPLOYER ID NUMBER (OR
THAT COMPANY IS WAITING TO BE ISSUED AN EMPLOYER ID NUMBER), AND

         (ii) COMPANY IS NOT SUBJECT TO BACKUP  WITHHOLDING  BECAUSE (A) COMPANY
IS EXEMPT FROM BACKUP  WITHHOLDING,  OR (B) COMPANY HAS NOT BEEN NOTIFIED BY THE
INTERNAL  REVENUE SERVICE ("IRS") THAT IT IS SUBJECT TO BACKUP  WITHHOLDING AS A
RESULT OF  FAILURE  TO REPORT  ALL  INTEREST  OR  DIVIDENDS,  OR (C) THE IRS HAS
NOTIFIED COMPANY THAT IT IS NO LONGER SUBJECT TO BACKUP WITHHOLDING.

(CROSS OUT (ii) IF COMPANY  HAS BEEN  NOTIFIED  BY THE IRS THAT IT IS SUBJECT TO
BACKUP  WITHHOLDING  BECAUSE OF UNDERREPORTING  INTEREST OR DIVIDENDS ON ITS TAX
RETURN.)

         THE IRS DOES NOT REQUIRE  COMPANY'S  CONSENT TO ANY  PROVISION  OF THIS
DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

          ROGER K. VIOLA                             July 1, 2001
     ------------------------------------         ------------------------------
     (SIGNATURE OF AUTHORIZED OFFICER)            (DATE)

(Company  shall inform  Strong and  Distributors  of any  changes to information provided  in  this  Account  Information  Form.)

PLEASE  NOTE:   DISTRIBUTORS  EMPLOYS  REASONABLE  PROCEDURES  TO  CONFIRM  THAT
INSTRUCTIONS  COMMUNICATED  BY  TELEPHONE  ARE GENUINE AND MAY NOT BE LIABLE FOR
LOSSES DUE TO UNAUTHORIZED OR FRAUDULENT INSTRUCTIONS. PLEASE SEE THE PROSPECTUS
FOR THE  APPLICABLE  FUND FOR MORE  INFORMATION  ON THE  TELEPHONE  EXCHANGE AND
REDEMPTION PRIVILEGES.